Exhibit 1.1

4,500,000 Shares

ISTA PHARMACEUTICALS, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

Dated November     , 2003

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23.	Sophisticated Parties	30

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November     , 2003

Thomas Weisel Partners LLC

As Representative of the several Underwriters:

Thomas Weisel Partners LLC

Jefferies & Company, Inc.

RBC Dain Rauscher, Inc.

Roth Capital Partners, LLC

c/o    Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

Introduction.    ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule B hereto severally propose to sell to the several Underwriters, an aggregate of 4,500,000 shares of the Common Stock, par value $0.001 per share, of the Company (the “Firm Shares”), of which 4,000,000 shares are to be issued and sold by the Company and 500,000 shares are to be sold by the Selling Stockholders, with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule B hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 675,000 shares of its Common Stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of Common Stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers”. Thomas Weisel Partners LLC has agreed to act as the representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-2 (file no. 333-109576), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), and all documents incorporated or deemed to be incorporated by reference therein is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus”. If the

Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

1.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, that:

1.1.    Effective Registration Statement.    The Company meets the requirements for the use of Form S-2 under the Securities Act. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 (b) of the Securities Act has been and will be made in the manner and within the time period required by such Rule 424(b).

1.2.    Contents of Registration Statement.    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus and any preliminary prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Chief Executive Office and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company’s Subsidiary is not required to file any forms, reports or other documents with the Commission.

1.3.    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Option Closing Date (each as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.4.    Due Incorporation.    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership, operation or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not cause a material adverse change, in the business, properties, assets, results of operations, condition (financial or otherwise) or operations of the Company, whether or not arising in the ordinary course of business, other than changes that affect the specialty pharmaceutical industry generally (a ”Material Adverse Effect”).

1.5.    Subsidiary.    The subsidiary of the Company, VisionEx (VISIONEX PTE, LTD.) (the “Subsidiary”), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, operation or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; there is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Subsidiary to any person except the Company, none of the outstanding shares of capital stock of the Subsidiary was issued in violation of preemptive or similar rights. The Subsidiary does not constitute a “significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

1.6.    Underwriting Agreement.    The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the

Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

1.7.    Description of Capital Stock.    The authorized capital stock of the Company, including the Shares, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

1.8.    Authorized Stock.    As of the date of this Agreement, the Company has, and on each Closing Date will have, an authorized capitalization not materially different from that which is set forth in the Registration Statement and the Prospectus under the heading “Capitalization.” All of the issued and outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

1.9.    Validly Issued Shares.    The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. No holder of the Securities will be subject to personal liability by reason of being such a holder.

1.10.    No Breach.    Except as described in the Prospectus, the Company is not in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default) (i) under its certificate of incorporation or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound which, with respect to clause (ii) above, would reasonably be expected to result in a Material Adverse Effect.

1.11.    No Conflict.    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene or result in any breach of or constitute a default or give rise to a right to accelerate the due date of any payment due under any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company incorporated or deemed to be incorporated by reference in the Registration Statement, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company.

1.12.    Authorization.    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares being sold by the Company hereunder, other than (x) such as have been obtained, or will have been obtained as of the Closing Date, under the Securities Act or the Exchange Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

1.13.    Legal Proceedings; Exhibits.    There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or the officers or directors of the Company (in their capacity as officers or directors, as the case may be), is a party, or to which any of the properties of the Company is subject, that might result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated as required. The Company is not subject to any judgment order or decree that materially restricts its business practices or its ability to acquire any property or conduct its business as described in the Prospectus in any area.

1.14.    Compliance with Securities Act.    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

1.15.    Warrants and Options.    Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company; (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations; (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; or (iv) contractual obligation of the Company to repurchase, redeem or otherwise acquire any Shares of Common Stock of the Company or to provide funds to make any investment in any other person or entity.

1.16.    No Registration or Other Rights.    There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractual or otherwise, to require the Company to issue to it or to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement or as have been waived in writing in connection with this offering. In addition, no person or entity has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares.

1.17.    Offering.  In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than a preliminary prospectus, the Prospectus, the Registration Statement and other materials permitted by the Securities Act.

1.18.    Price Stabilization and Manipulation.  The Company and each of its officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or which is otherwise proscribed by Regulation M promulgated by the Commission.

1.19.    Broker/Dealer.  The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the regulations promulgated thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD.

1.20.    Legal, Tax, Accounting Advice.  The Company has not relied upon any of the Underwriters or legal counsel to the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

1.21.    Agreements.  All agreements between the Company and third parties filed as exhibits to the Registration Statement or referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

1.22.    No Relationship.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Prospectus that is not so described.

1.23.    Not an Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

1.24.    Compliance with Environmental Laws.  The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws, to conduct its business as described in the Prospectus; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its predecessors in interest relating to hazardous materials or any Environmental Laws. No property that is or has been owned, leased or occupied by the Company or its Subsidiary has been designated as a Superfund Site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq. “CERCLA”) or otherwise designated as a contaminated site under applicable state or local law and the Company has not been named as a “potentially responsible party” under CERCLA.

1.25.    Regulatory Compliance.    The Company is conducting its business in compliance with the Fair Labor Standards Act, the rules and regulations of the United States Food and Drug Administration (“FDA”), and all applicable federal, state and local laws, orders, rules, regulations, directives, decrees and judgments of each of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect. To the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings before the FDA or other federal, state, local or foreign governmental bodies that involve or affect the Company that, if the subject of an action unfavorable to the Company, would be reasonably likely to result in a Material Adverse Effect.

1.26.    Absence of Material Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus, (iv) there has not been any development, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, and (v) there has not been any material loss or interference with the business of the Company from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement.

1.27.    Collaboration Agreements.  The Company has not received any written notice of the termination or threatened termination of any consulting, licensing, marketing, research and development, cooperative or any similar agreement filed as an exhibit to the Registration Statement, including without limitation, the collaborative agreements listed under the sections of the Prospectus entitled, “Business—Collaborations”.

1.28.    Good Title to Properties.  The Company does not own any real property. The Company has good and marketable title to all personal property owned by it which is material to the business of the Company as described in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not reasonably expected to result in a Material Adverse Effect, and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not reasonably expected to result in a Material Adverse Effect, do not interfere with the use made and proposed to be made of such property and buildings by the Company.

1.29.    Intellectual Property Rights.

1.29.1. Trademarks.  To the Company’s knowledge, all Company trademark registrations, that are used or are likely to be used in the business of the Company as described in the Prospectus, are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Company trademark in question. To the Company’s knowledge, no registered Company trademark, that is used or is likely to be used in the business of the Company as described in the Prospectus, is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company’s knowledge, there has been no prior use of any material Company trademark by any third party that confers upon said third party superior priority to register such Company trademark.

1.29.2. Patents.  To the Company’s knowledge, all issued Company patents, that are used or are likely to be used in the business of the Company as described in the Prospectus, are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fee and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Company patent in question. To the Company’s knowledge, no Company patent, that is used or is likely to be used in the business of the Company as described in the Prospectus, is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To the Company’s knowledge, no such action has been threatened. To the Company’s knowledge, there is no issued patent or patent application of any person that invalidates any claim of any issued Company patent, that is used or is likely to be used in the business of the Company as described in the Prospectus.

1.29.3. Trade Secrets.  The Company has taken reasonable steps in accordance with normal industry practice to protect its rights in the Company’s confidential information and trade secrets, the secrecy of which is material to the business of the Company as described in the Prospectus. Without limiting the generality of the foregoing, the Company generally enforces a policy of requiring each relevant employee, consultant and contractor to execute agreements that contain provisions designed to prevent unauthorized disclosure of the Company’s confidential information and Company trade secrets. With respect to employees, such agreements assign to the Company all rights to any Intellectual Property (as defined below) relating to the Company’s business as described in the Prospectus that is developed by the employee in the course of his or her activities as an employee of the Company. With respect to contractors and consultants, the agreements either assign all rights in Intellectual Property developed pursuant to the agreement, which the Company determined at the time was material to its business or license such rights on agreed-upon terms. Except under confidentiality obligations, to the Company’s knowledge, there has been no disclosure by the Company of material confidential information or material trade secrets of Company.

1.29.4. License Agreements.  Except as disclosed in the Prospectus, to the Company’s knowledge, the Company is not in breach or default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default) under any license agreements granting to the Company any right to incorporate any Intellectual Property into any commercial product of the Company (collectively, the “Inbound License Agreements”) filed as an exhibit to the Registration Statement or any license agreements under which the Company licenses or grants a third party rights to incorporate any rights under any Company Intellectual Property into any commercial product of such third party (collectively, the “Outbound License Agreements”) filed as an exhibit to the Registration Statement.

1.29.5. Ownership; Sufficiency of Intellectual Property Assets.  The Company owns or possesses adequate licenses or other rights to use, free and clear of liens, orders and arbitration awards, all of the material patents, patent rights, licenses, inventions, copyrights (registered and unregistered), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) used in its business. The Company’s Intellectual Property constitutes all the material Intellectual Property rights used in the operation of the Company’s business as described in the Prospectus.

1.29.6. Protection of Intellectual Property.  The Company has taken reasonable steps to protect the material Intellectual Property of the Company.

1.29.7. No Infringement or Prospective Infringement by the Company.  To the Company’s knowledge, none of the products manufactured, marketed, used, sold or licensed by the Company and/or as anticipated to be manufactured, marketed, used, sold or licensed by the Company, and none of the Intellectual Property used by the Company in the conduct of the Company’s business as described in the Prospectus, infringes upon, violates or constitutes the unauthorized use of any valid and enforceable rights owned or controlled by any third party.

1.29.8. No Pending or Threatened Infringement Claims.  No litigation to which the Company is a party is now pending and, to the Company’s knowledge, no notice or other claim in writing has been received by the Company (i) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by or exclusively licensed to or by the Company. To the Company’s knowledge, no Intellectual Property, that is used or is likely to be used in the business of the Company as described in the Prospectus (y) that is owned by the Company is subject to any outstanding order, judgment, decree, stipulation or agreement materially restricting the use, sale, transfer, assignment or licensing thereof by the Company, except as may be specifically provided in any such Outbound License Agreement or other licenses, or (z) that is the subject of an Inbound License Agreement is, to the Company’s knowledge, subject to any outstanding judgment, decree, stipulation or agreement materially restricting the use, sale, transfer, assignment or licensing thereof by the Company, except as provided in the Inbound License Agreements or other licenses or agreements.

1.29.9. No Infringement by Third Parties.  To the Company’s knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company, that is used or is likely to be used in the business of the Company as described in the Prospectus, and no such claims have been brought against any third party by the Company.

1.30.    No Labor Disputes.  No material labor dispute with the employees of the Company exists, or, to the Company’s knowledge, is imminent; and the Company does not have knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

1.31.    Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies insuring the Company are in full force and effect and the Company is in compliance with the terms of such policies in all material respects, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as described in the Prospectus at a cost that would not have a Material Adverse Effect.

1.32.    Governmental Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (“Governmental Permits”) necessary to conduct its business, including the ownership, operation or leasing of property, and the Company is not in violation of, is not in default under or has not received any notice of proceedings relating to the possible revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. All of the Governmental Permits are valid and in full force and effect, except when the invalidity of such Governmental Permits or the failure of such Governmental Permits to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.

1.33.    No Unlawful Payments.  Neither the Company, nor any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. The Company is in compliance with the provisions of Section 13(b) of the Exchange Act.

1.34.    Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Board of Directors of the Company maintains an audit committee that meets the listing standards imposed by the Nasdaq National Market for companies whose stock is approved for quotation in that market and the members of which are independent of the Company as required by such listing standards. The audit committee meets regularly and has reviewed with management and Ernst & Young, as appropriate, all financial statements filed with the Commission from [            ] to the present.

1.35.    Financial Statements.  The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiary as of the dates indicated and the results of operations, stockholders’ equity, and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the Prospectus fairly present in all material respects the information required to be shown therein; all requirements of Form S-2 and the Securities Act and the applicable rules and regulations of the Commission thereunder with respect to financial statements and schedules to be included in the Registration Statement and the Prospectus are satisfied in all material respects; the selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein.

1.36.    Accountants.  Ernst & Young, whose reports on the financial statements of the Company are filed with the Commission and are included in the Registration Statement and the Prospectus, are and were, during the periods covered by such reports, independent public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.

1.37.    Taxes.  Except as described in the Prospectus, the Company has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted; there are no tax audits or investigations pending or threatened that, if adversely determined, could have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company; all tax liabilities are adequately provided for on the books of the Company.

1.38.    Books and Records.  The books of account, minute books, stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Company’s board of directors and committees of the Company’s board of directors, and no meeting of any of such stockholders, the Company’s board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

1.39.    Listing of Common Stock.  The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is approved for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or revoking the inclusion of the Common Stock for quotation on the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or inclusion for quotation.

1.40.    Lock-Up.  Schedule C hereto contains a true, complete and correct list of all persons and entities subject to lock-up agreements, each of whom has executed and delivered to the Underwriters a lock-up agreement substantially in the applicable form set forth in Exhibit C hereto.

1.41.    Share Certificates.  The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and with all applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of the NASD.

1.42.    Bona Fide Independent Market.  All of the information provided by the Company to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct in all material respects, and there is a

“bona fide independent market”, as defined in Section 2720(a)(3) of the NASD Conduct Rules, for the Shares.

2.    Representations and Warranties of the Selling Stockholders.  Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters as of the date hereof that:

2.1.    Due Authorization.  Such Selling Stockholder has the corporate right, power and authority to enter into this Agreement and a Custody Agreement (the “Custody Agreement”) and to sell, transfer and deliver the Firm Shares to be sold by such Selling Stockholder hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2.2.    Selling Stockholder Documents.  The Custody Agreement and the Power of Attorney (as defined herein) have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Custodian (as defined herein) is authorized to deliver the Firm Shares to be sold by such Selling Stockholder hereunder and to accept payment therefor.

2.3.    No Conflict.  The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Mellon Investor Services LLC, as Custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the organizational instrument or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares.

2.4.    Good Title to Shares.  Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the

Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

2.5.    Delivery of Common Shares.  Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

2.6.    Share Certificates.  Certificates for all of the Firm Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Firm Shares to the Underwriters pursuant to this Agreement and the Custody Agreement.

2.7.    NASD.  Except for Sprout Capital IX LP, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

2.8.    Warrants and Options.  Such Selling Stockholder has not granted with respect to the Firm Shares to be sold by such Selling Stockholder under this Agreement, and the Firm Shares to be sold by such Selling Stockholder under this Agreement are not subject to, any option, warrant, put, call, right of first refusal or other right to acquire or purchase any such Firm Shares other than pursuant to this Agreement, except as may be required under Section 409(h) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.9.    No Registration Rights.  Such Selling Stockholder does not have any registration right, right of first refusal, or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby. Such Selling Stockholder does not own or hold any securities convertible into or exchangeable or exercisable for or repayable with Common Stock or have any right or arrangement to acquire any capital stock, rights, warrants, options or other securities of the Company, other than as described in the Registration Statement or the Prospectus.

2.10.    No Price Stabilization or Manipulation.  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.11.    Disclosure by Selling Stockholder in Registration Statement.  Such portion of the Registration Statement comprised of the table and the notes thereto under the caption “Principal and Selling Stockholders” in the form supplied to the Selling Stockholder, insofar as such portion specifically relates to the Selling Stockholder, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.    Purchase and Sale Agreements.

3.1.    Firm Shares.  Each of the Company and the Selling Stockholders, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $             a share (the “Purchase Price”) the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter.

3.2.    Additional Shares.  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 675,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.3.    Market Standoff Provision.  The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement or any transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock or options to purchase Common Stock granted under the Company’s stock incentive or stock purchase plans as currently in effect, or upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof or the issuance by the Company of securities under its stockholder rights plan as currently in effect, in each case, of which the Underwriters have been advised in writing and which is described in the Prospectus or (C) transactions by any person other than the Company or Selling Stockholders relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Stockholder, agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

3.4.    Terms of Public Offering.  The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $             a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $             a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $             a share, to any Underwriter or to certain other dealers.

4.    Payment and Delivery.

4.1.    Firm Shares.  Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October     , 2003,1 or at such other time on the same or such other date, not later than October     , 2003,2 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

4.2.    Additional Shares.  Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than             , 2003,3 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

4.3.    Delivery of Certificates.  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to either the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

1	Insert date three (3) business days (T+3) or, in the event the offering is priced after 4:30 p.m. Eastern Time (and T+4 settlement is deemed to apply to secondary sales), four (4) business days after the date of the Underwriting Agreement.
2	Insert date five (5) business days after the date inserted in accordance with note 1 above.
3	Insert date ten (10) business days after the expiration of the over-allotment option.

5.    Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter, as of the date hereof, as follows:

5.1.    Furnish Copies of Registration Statement and Prospectus.  The Company will furnish to you, without charge, six (6) signed copies of the Registration Statement and each amendment thereto (including exhibits thereto), and signed copies of all consents and certificates of experts, and for delivery to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto (without exhibits thereto) and furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5.4 below, as many copies of the Prospectus and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein or to the Registration Statement) as you may reasonably request. The copies of the Registration Statement, Prospectus and all amendments or supplements thereto will be identical to the copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

5.2.    Notification of Amendments or Supplements.  Before amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company will furnish to you a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement without the consent of the Underwriters. The Company will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, the Company will notify immediately the Representative upon the receipt (i) of any comments from the Commission; (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document(s) incorporated by reference therein or for additional information; and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

5.3.    Reports.  The Company will furnish to the Underwriters for a period of one year from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders; (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission; (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed; and (iv) such other information as the Underwriters may reasonably request regarding the Company, in each case as soon as practicable after such reports, communications, documents or information become publicly available.

5.4.    Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), or if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the Securities Act, the Company, at the Company’s own expense, will promptly prepare and file with the Commission, subject to Section 5.2, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish, at the Company’s own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will advise promptly the Underwriters when any such amendment or supplement shall have become effective.

5.5.    Blue Sky Laws.  The Company will endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions (domestic or foreign) as you shall reasonably request and to maintain such qualifications in effect for a period of not less than one (1) year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

5.6.    Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

5.7.    Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

5.8.    Listing.  The Company will use its best efforts to maintain the quotation of the Shares on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

5.9.    Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

5.10.    Exchange Act Compliance.  During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

6.    Conditions to the Underwriters’ Obligations.  The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

6.1.    Effective Registration Statement.  The Registration Statement shall have become effective not later than November             , 2003 on the date hereof.

6.2.    Rule 462 Registration Statement.  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

6.3.    Prospectus Filed with Commission.  The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

6.4.    No Stop Order  .No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

6.5.    No NASD Objection.  The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

6.6.    No Material Adverse Change.  There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is a Material Adverse Effect and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

6.7.    Officer’s Certificate.  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect set forth in Sections 6.4, 6.5 and 6.6 above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

6.8.    Opinion of Company Counsel.  The Underwriters shall have received on the Closing Date an opinion of Stradling Yocca Carlson & Rauth, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

6.9.    Opinion of Selling Stockholders’ Counsel.  The Underwriters shall have received on the Closing Date an opinion of counsel for each of the Selling Stockholders, dated the Closing Date, the form of which is attached hereto as Exhibit B. The opinion shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

6.10.    Opinion of Underwriters’ Counsel.  The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

6.11.    Accountant’s Comfort Letter.  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6.12.    Lock-Up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain stockholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

6.13.    Selling Stockholders’ Certificates.  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Attorney-in-Fact of each Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

6.14.    Selling Stockholder Documents.  On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representative copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.

6.15.    Additional Documents.  On the Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

7.    Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the respective obligations of the Sellers under this Agreement, including: (i) the fees, disbursements and expenses of its counsel, a single counsel to the Selling Stockholders and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all of their other respective fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5.5 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD; (v) the cost of printing certificates representing the Shares; (vi) the costs and charges of any transfer agent, registrar or depositary; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (viii) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States; (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; and (x) documented out of pocket expenses of the Underwriters incurred in connection with performance of their obligations under this Agreement in an amount not to exceed $125,000. It is understood, however, that except as provided in this Section 7, Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

8.    Indemnity and Contribution.

8.1.    Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

8.2.    Indemnification of the Underwriters by the Selling Stockholders.  Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such

Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

8.3.    Indemnification of the Company by the Selling Stockholders.  Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

8.4.    Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

8.5.    Indemnification Procedures.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the

Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section of the Securities Act or Exchange Act; and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section of the Securities Act or Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request; (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement; and (iii) such Indemnifying Party shall not have responded in writing to such request, specifying those expenses that it has chosen not to reimburse and explaining the reason for such non-reimbursement, prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

8.6.    Limitation of Selling Stockholder Liability.  The liability of each Selling Stockholder under this Section 8 shall not exceed an amount equal to the net proceeds received by such Selling Stockholder from the sale of Firm Shares by such Selling Stockholder to the Underwriters hereunder. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

8.7.    Contribution Agreement.  To the extent the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

8.8.    Contribution Amounts.  The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.7. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

8.9.    Survival of Provisions.  The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Shares.

9.    Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.    Termination.  This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse; or (v) in the judgment of the Representative, there shall have occurred any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, to the Company, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

11.    Defaulting Underwriters.  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased by all of the Underwriters on such date, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the applicable Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any

Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all the Underwriters at such time hereunder, and arrangements satisfactory to the Representative for the purchase of such Firm Shares are not made within 36 hours after such default, for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Shares with respect to which such default occurs, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders other than as provided in Section 8.8 hereof. In the event of any default by one or more Underwriters as described in this Section 11, the Representative shall have the right to postpone the applicable Closing Date, established as provided in Section 4 hereof, but in no event for longer than seven (7) business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements for the purchase and delivery of the Shares may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.    Headings; Table of Contents.  The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14.    Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Facsimile: (415) 364-2694

Attention: James P. Scopa

with a copy to:

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Facsimile: (415) 364-2694

Attention: Ted Johann, Esq.

and:

Sidley Austin Brown & Wood LLP

555 California Street, Suite 5000

San Francisco, California 94104

Facsimile: (415) 397-4621

Attention: Eric S. Haueter, Esq.

If to the Company:

ISTA Pharmaceuticals, Inc.

15279 Alton Parkway #100

Irvine, CA 92618

Facsimile: (949) 789-7740

Attention: Vicente Anido, Jr., Ph.D.

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Facsimile: (949) 725-4100

Attention: Robert C. Funsten, Esq.

If to the Selling Stockholders:

Mellon Investor Services LLC

400 South Hope Street

Fourth Floor

Los Angeles, California 90071

Facsimile: [                    ]

Attention: [                    ]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15.    Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

16.    Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLE OF CONFLICT OF LAWS.

18.    Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

19.    Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, giving of any relief in such legal action, suit or proceeding, setoff or counterclaim, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity and consents to such relief and enforcement, at or in respect of any such Related Proceeding or Related Judgement, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

20.    Failure of the Selling Stockholders to Sell and Deliver Shares.  If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Company may sell and deliver such number of Shares to cure such default by such Selling Stockholder. If the Company does not cure such default, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than seven business (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

21.    Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous agreements, understandings and negotiations with respect to the subject matter hereof.

22.    Amendments.  This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

23.    Sophisticated Parties.  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, ISTA PHARMACEUTICALS, INC.

By:

Name: Title:
The Selling Stockholders named in Schedule B hereto, acting severally

By:

Attorney-in-Fact

Accepted as of the date hereof

Thomas Weisel Partners LLC

Acting severally on behalf

of themselves and the

several Underwriters named

in Schedule A hereto.

By:	Thomas Weisel Partners LLC

By:

Name: Title:

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Thomas Weisel Partners LLC
Jefferies & Company, Inc.
RBC Dain Rauscher, Inc.
Roth Capital Partners, LLC
Total	4,500,000

A-1

SCHEDULE B

Selling Stockholder	Number of Firm Shares To Be Purchased
Sprout Capital IX LP	285,000
Investor AB	215,000
Total	500,000

B-1

SCHEDULE C

Lock-Up Agreements

C-1

Exh. A-1

Exh B-1

EXHIBIT C

Form Of Lock-Up Agreement

                    , 2003

Thomas Weisel Partners LLC

and the other underwriters named in the

Underwriting Agreement

c/o Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Re: Proposed Public Offering by ISTA Pharmaceuticals, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder [and an officer and/or director] of ISTA Pharmaceuticals, Inc., a Delaware corporation (the ”Company”), understands that Thomas Weisel Partners LLC and the other underwriters named in the Underwriting Agreement (as defined herein) (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days following the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Thomas Weisel Partners LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (the transactions described in clauses (i) and (ii) being referred to collectively as “Transfers”). In addition, during a period of 60 days following the expiration of the Lock-Up Period, the undersigned will not effect or cause to be effected any Transfer except Transfers coordinated through, and with the assistance of, Thomas Weisel Partners LLC.

Notwithstanding the foregoing, the undersigned may transfer Lock-Up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust

Exh. C-1

agrees in writing to be bound by the restrictions set forth herein, and providedfurther, that any such transfer shall not involve a disposition for value. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and/or registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs personal representatives, and assigns of the undersigned.

Very truly yours,

(Name)

(Address)

Exh. C-2